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                       THE ULTIMATE SOFTWARE GROUP, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT

                  This AGREEMENT, made as of this   day of          , 199  , by
and between The Ultimate Software Group, Inc. (the "Company") and
(the "Optionee");

                  WHEREAS, the Company has adopted a Nonqualified Stock Option Plan (the "Plan") pursuant to which certain employees and officers of and investors in the Company are given the opportunity to acquire or increase their equity ownership in the Company through the purchase of shares of Class C Common Stock, par value $.01 per share, of the Company ("Stock"); and

                  WHEREAS, the Compensation Committee of the Board of Directors has approved the grant to the Optionee, under the Plan, of the option provided for herein;

                  NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

                  1. DEFINITION OF TERMS. All terms not defined herein shall have the meaning given to them in the Plan.

                  2. GRANT OF OPTION. The Company has granted to the Optionee
the right, privilege and option to purchase       shares of Stock at a purchase
price (the "Option Price") of $         per share. This option is subject to
the conditions hereinafter provided and subject to the terms and conditions set forth in the Plan, a copy of which the Optionee acknowledges having received. (This option is hereinafter referred to as the "Option".)

                  3. VESTING SCHEDULE. Subject to the terms of the Plan, the
Option shall vest and become exercisable           , provided that the Optionee
remains an employee of the Company on such respective dates. Such installments shall be cumulative. No Option shall be exercisable after it terminates as provided in Section 5 hereof.

                  4. EXERCISE OF OPTION.

                           a. METHOD OF EXERCISE.  The Option shall be
exercised in whole or in part by written notice of exercise delivered to the Secretary of the Company, at the Company's principal place of business, which notice shall specify the number of shares being purchased. The notice shall be accompanied by a check or shares of Stock, or any combination thereof, in payment of the Option Price pursuant to the Plan for the number of shares specified in the notice of exercise. As an alternative, payment of the Option Price shall be deemed satisfied (i) if the Stock is listed on a national securities exchange, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the

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sale of Stock acquired upon exercise to pay for all of the Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the Participant's direction at the time of exercise, and (ii) if the Stock is not listed on a national securities exchange, by having the Company withhold a number of shares of Stock otherwise issuable to the Participant upon exercise of the Option, the Fair Market Value of which equals the Option Price. For purposes hereof, the Fair Market Value of the shares of Stock delivered and withheld shall be determined as of the date on which the Option is exercised.

                           b.  DELIVERY OF STOCK CERTIFICATES UPON EXERCISE.
Upon each exercise of this Option, the Company shall mail or deliver to the Optionee (or Beneficiary in the case of exercise by a Beneficiary), as promptly as practicable, a stock certificate or certificates representing the shares then purchased, and will pay all stamp taxes payable in connection therewith. Notwithstanding the foregoing, the Company shall not be obligated to deliver any such certificate or certificates upon exercise of this Option until the Company shall have received such assurances from its counsel as the Company may reasonably request that the exercise of this Option and the issuance of shares of Stock pursuant to such exercise will not violate the Securities Act of 1933 (the "Act"), as amended (as then in effect or any similar statute then in effect), or the securities laws of any State applicable to such exercise, issuance or transfer. Such assurances may include (but need not be limited to) opinions of counsel to the Company, covenants by the holder or transferee to observe such Act and laws and the placement of a legend on such certificate or certificates restricting subsequent transfers or sales except in compliance with such Act and laws.

                  Further, the Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with the Option (including taxes with respect to Stock received by exercise of the Option). The obligation of the Company to issue and deliver Stock pursuant to the Option is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

                  5. TERMINATION OF OPTION. Except as herein otherwise stated, the Option, to the extent not theretofore exercised, shall terminate on
             (which is the tenth anniversary of the Plan).

                  6. ANTI-DILUTION. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, other shares of stock, or in the case of any other transaction described in Section 424(a) of the Internal Revenue Code, then the number and kind of shares subject to the Option and the price per share shall be proportionately adjusted in accordance with the Plan (or other action taken with respect to an offering of rights, warrants or options) to prevent dilution or

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enlargement of the Optionee's rights hereunder. Nothing in this paragraph shall require the issuance of any fractional shares.

                  7. RIGHTS PRIOR TO EXERCISE OF OPTION. The Option is nontransferable by the Optionee, except that in the event of the Optionee's death the Option may be transferred by the Optionee's will or by the laws of descent and distribution and shall then be exercisable only until the date applicable under Section 5 above. During the Optionee's lifetime, the Option shall be exercisable only by the Optionee. The Optionee or his Beneficiary shall have no rights as a stockholder with respect to the shares subject to the Option until exercise of the Option and delivery to the Optionee of shares of Stock.

                  8. REGISTRATION. The parties understand that the Stock is not registered pursuant to any Federal or State securities statutes, nor is it currently listed on any national, regional or local stock exchange.

                  Promptly following an initial public offering of securities of the Company under the Securities Act of 1933, the Company will register, with the Securities and Exchange Commission, the Stock which has been reserved for issuance under the Plan pursuant to a registration statement Form S-8 (or on any successor form established by the Securities and Exchange Commission for purposes of registering securities issued pursuant to employee benefit plans).

                  9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  10. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                   THE ULTIMATE SOFTWARE GROUP, INC.


                                   BY:
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                                       TITLE:

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                                       (SIGNATURE OF OPTIONEE)

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                                       (PRINT NAME)


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